Exhibit 99.1

Caliber Promotes Greg James to Chief Operating Officer

SCOTTSDALE, AZ, July 8, 2025 – Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, announced today that Greg James has been promoted to the company’s Chief Operating Officer. Greg joined Caliber in October 2024 as COO & Head of Hotel Asset Management and replaced Ignacio Martinez on July 7, 2025.

“We thank Ignacio for his service. He joined Caliber at a time when building and scaling our business systems was critical,” said Chris Loeffler, CEO and Co-Founder of Caliber, “As we have made significant achievements in these areas, Caliber is now promoting Greg James from COO of Caliber Hospitality Trust & Head of Hotel Asset Management to Caliber’s new COO. In this expanded role, Greg brings a strong real estate focus on all aspects of Caliber’s acquisitions, development, and asset management services, applying his prior knowledge of running a hotel investment portfolio of over 100 assets valued at $3.5 billion across 26 states. This realignment takes full advantage of our talent, which is aligned with Caliber’s objective of the efficient use of capital and generating positive adjusted EBITDA.”

“I am honored to step into the role of Chief Operating Officer at Caliber during such an exciting time of growth,” said Greg James Caliber’s new COO, “With Caliber’s strong foundation and talented team, I’m looking forward to building on our momentum, streamlining operations, expanding our hospitality platform, and delivering exceptional value to our investors and communities.”

Mr. James brings over 34 years of experience in hotel operations and asset management. Prior to Caliber, he spent nearly two decades at Summit Hotel Properties [NYSE: INN], where he served as Senior Vice President of Operations overseeing revenue strategy, asset management, data analytics, PIP execution, acquisitions and dispositions, and day-to-day hotel operations. He began his career in 1991 with Marriott International, rising through the ranks and managing hotel operations at more than a dozen properties from coast to coast. Mr. James has a BA from Arizona State University.

About Caliber (CaliberCos Inc.)
With over $2.9 billion in Managed Assets, Caliber’s 16-year track record of managing and developing real estate is built on a singular goal: to make money in all market conditions, specializing in hospitality, multi-family residential, and multi-tenant industrial. Our growth is fueled by performance and a key competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions often overlook. Integral to this advantage is our in-house shared services group, which gives Caliber greater control over our real estate and enhanced visibility into future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com